EXHIBIT 99.2

HAMMER FIBER OPTICS HOLDINGS CORP.

Pro-Forma Consolidated Financial Statements

For the period ended April 30, 2016

(unaudited – prepared by management)

Pro-Forma Balance Sheets

2

Pro-Forma Statements of Operations for the three months ended April 30, 2016

3

Pro-Forma Statements of Operations for the nine months ended April 30, 2016

4

Notes to the Pro-Forma Financial Statements

5

HAMMER FIBRE OPTICS HOLDINGS CORP.

Pro-Forma Balance Sheets

(unaudited)

	Hammer Fiber as at April 30, 2016 $	HFOI as at April 30, 2016 $	Pro-Forma Adjustments $	Pro-Forma Consolidated $
			(Note 3)
ASSETS

Cash	–	2,084,136	–	2,084,136
Prepaid expenses	–	129,119	–	129,119

Total Current Assets	–	2,213,255	–	2,213,255

Non-current assets

Property and equipment	–	3,825,477	–	3,825,477
Security deposit	–	20,231	–	20,231

Total Non-Current Assets	–	3,845,708	–	3,845,708

Total Assets	–	6,058,963	–	6,058,963

LIABILITIES

Current Liabilities

Accounts payable and accrued liabilities	25,254	3,552	–	28,806
Accrued interest	–	4,278	–	4,278
Due to related parties	352,381	–	–	352,381
Loans payable, current portion	–	33,105	–	33,105
Notes payable, current portion	–	960,000	–	960,000

Total Current Liabilities	377,635	1,000,935	–	1,378,570

Notes payable	–	1,440,000	–	1,440,000

Total Liabilities	377,635	2,440,935	–	2,818,570

STOCKHOLDERS’ EQUITY

Common stock, 250,000,000 authorized common shares with a par value of $0.001 per share	75	–	50,000	50,075

Class A common stock, 25,000,000 authorized shares with a par value of $0.00001 per share		100	(100)	–

Class B common stock, 25,000,000 authorized shares with a par value of $0.00001 per share		100	(100)	–

Additional paid-in capital	74,925	4,869,621	(502,435)	4,442,111

Retained earnings (accumulated deficit)	(452,635)	(1,251,793)	452,635	(1,251,793)

Total Stockholders’ Equity	(377,635)	3,618,028	–	3,240,393

Total Liabilities and Stockholders’ Equity	–	6,058,963	–	6,058,963

HAMMER FIBER OPTICS HOLDINGS CORP.

Pro-Forma Statements of Operations

For the Three Months Ended April 30, 2016

(Expressed in US dollars)

(unaudited)

	Hammer Fiber for the three months ended April 30, 2016 $	HFOI for the three months ended April 30, 2016 $	Pro-Forma Adjustments $	Pro-Forma Consolidated $

Revenues	–	–	–	–

Operating Expenses

General and Administrative Fees	3,410	353,790	–	357,200
.
Total Operating Expenses	3,410	353,790	–	357,200

Net Loss	(3,410)	(353,790)	–	(357,200)
Pro Forma Loss Per Share (Note 5)

HAMMER FIBER OPTICS HOLDINGS CORP.

Pro-Forma Statements of Operations

For the Nine Months Ended April 30, 2016

(Expressed in US dollars)

(unaudited)

	Hammer Fiber for the nine months ended April 30, 2016 $	HFOI for the nine months ended April 30, 2016 $	Pro-Forma Adjustments $	Pro-Forma Consolidated $

Revenues	–	–	–	–

Operating Expenses

General and Administrative Fees	19,704	791,839	–	811,543
.
Total Operating Expenses	19,704	791,839	–	811,543

Net Income (Loss)	(19,704)	(791,839)	–	(811,543)
Pro Forma Loss Per Share (Note 5)

HAMMER FIBER OPTICS HOLDINGS CORP.

(formerly Tanaris Power Holdings Corp.)

Notes to the Pro-Forma Consolidated Financial Statements

(unaudited)

1.

Basis of Presentation

On April 13, 2016, Hammer Fiber Optics Holdings Corp. (formerly Tanaris Power Holdings Corp.) (“Hammer Fiber” or the “Company”) entered into a share exchange agreement with Hammer Fiber Optics Investments, Ltd., (“HFOI”), a private corporation formed under the laws of the State of Delaware.  Under the terms of the agreement, Hammer Fiber acquired 100% of the issued and outstanding common shares of HFOI in exchange for 50,000,000 restricted common shares of the Company.  As a result of the transaction, the Company has 50,075,000 issued and outstanding common shares, of which the shareholders of HFOI holds 50,000,000 common shares or 99.8% of the issued and common shares of the Company, resulting in a reverse merger whereby HFOI is considered the accounting acquirer.

These unaudited pro forma financial statements (“pro forma financial statements”) have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in US dollars.  These pro forma financial statements do not contain all of the information required for annual financial statements. Accordingly, they should be read in conjunction with the most recent annual and interim financial statements of Hammer Fiber.

These pro forma financial statements have been compiled from and include:

(a) an unaudited pro forma balance sheet combining the unaudited interim balance sheet of Hammer Fiber as of April 30, 2016 and HFOI as of April 30, 2016, which represents the most current financial information available for either company and giving effect to the transaction as if it occurred on the date of the share exchange agreement on the basis that there have been no material modifications in either company’s financial position from the most current reporting date to the date of the share exchange agreement; and

(b) an unaudited pro forma statement of operations combining the unaudited interim statement of operations of Hammer Fiber and HFOI for the three and nine month periods ended April 30, 2016, giving effect to the transaction as if it occurred on the date of the share exchange agreement.

The unaudited pro forma financial statements have been compiled using the significant accounting policies as set out in the audited financial statements of Hammer Fiber for the year ended July 31, 2015. Based on the review of the accounting policies of Hammer Fiber and HFOI, there are no material accounting differences between the accounting policies of the companies. The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of Hammer Fiber.

It is management’s opinion that these pro forma financial statements include all adjustments necessary for the fair presentation, in all material respects, of the proposed transaction described above in accordance with US GAAP applied on a basis consistent with Hammer Fiber’s accounting policies. No adjustments have been made to reflect potential cost savings that may occur subsequent to completion of the transaction. The pro forma statement of operations does not reflect non-recurring charges or credits directly attributable to the transaction, of which none are currently anticipated.

The unaudited pro forma financial statements are not intended to reflect the results of operations or the financial position of Hammer Fiber which would have actually resulted had the proposed transaction been effected on the dates indicated. Further, the unaudited pro forma financial information is not necessarily indicative of the results of operations that may be obtained in the future. The pro forma adjustments and allocations of the purchase price for HFOI are based in part on provisional estimates of the fair value of the assets acquired and liabilities assumed. Any final adjustments may change the allocation of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma consolidated financial statements.

2.

Share Exchange Agreement between Hammer Fiber and HFOI

On April 13, 2016, the Company entered into a share exchange agreement with HFOI for all of the issued and outstanding common shares of HFOI in exchange for the issuance of 50,000,000 restricted common shares of the Company.

As a result of the share exchange agreement, the shareholders of HFOI will control approximately 99.8% of the issued and outstanding common shares of Hammer Fiber, resulting in a change in control.  The transaction was accounted for as a reverse recapitalization transaction, given the fact that the Company held no net monetary assets at the date of the merger transaction.  As HFOI is deemed to be the purchaser for accounting purposes under recapitalization accounting, these pro forma financial statements are presented as a continuation of HFOI.  The equity of HFOI is presented as the equity of the combined company and the capital stock account of HFOI is adjusted to reflect the par value of the outstanding and issued common stock of the legal acquirer (Hammer Fiber) after giving effect to the number of shares issued in the share exchange agreement.

3.

Pro Forma Assumptions and Adjustments

The unaudited pro-forma consolidated financial statements incorporate the following pro forma assumptions and adjustments:

(a)

For purposes of these pro-forma consolidated financial statements, it is assumed that all shareholders of HFOI exchanged their common shares for 50,000,000 common shares of Hammer Fiber, at a rate of 2.5 common shares of Hammer Fiber per common share of HFOI.

(b)

The existing liabilities of Hammer Fiber are to be assumed by HFOI.

4.

Pro-Forma Common Shares

Pro-forma common shares as at April 30, 2016 have been determined as follows:

	Number of Common Shares	Par Value $	Additional Paid-in Capital $

Issued and outstanding common shares of Hammer Fiber	75,000	75	74,925
Issued and outstanding common shares of HFOI	20,000,000	200	4,869,621
Eliminate issued and outstanding common shares of HFOI	(20,000,000)	(200)	200
Issuance of common shares for acquisition	50,000,000	50,000	(502,635)

Pro-forma balance, April 30, 2016	50,075,000	50,075	4,442,111

5.

Pro-Forma Loss Per Share

Pro-forma basic and diluted loss per share for the three and nine months ended April 30, 2016 have been calculated based on the weighted average number of Hammer Fiber common shares outstanding plus the common shares issued for the acquisition of HFOI.

	Three months ended April 30, 2016	Nine months ended April 30, 2016

Basic pro forma loss per share computation

Numerator:
Pro forma net loss available to stockholders	$ (357,200)	$ (811,543)

Denominator:
Weighted average issued and outstanding common shares of the Company	75,000	75,000
Common shares issued for acquisition of HFOI	50,000,000	50,000,000
Pro forma weighted average shares outstanding	50,075,000	50,075,000

Basic and diluted pro forma loss per share	(0.01)	(0.02)